UNITED STATES

 SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 13, 2013

SYNCHRONOSS TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-52049	06-1594540
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

200 Crossing Boulevard, Suite 800, Bridgewater, New Jersey	08807
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (866) 620-3940

Not Applicable

 Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

(a)                The annual meeting of stockholders (the “Annual Meeting”) of Synchronoss Technologies, Inc. (the “Company”) was held on May 13, 2013.

(b)                The stockholders elected the Company’s nominees for director, ratified the appointment of Ernst & Young LLP as the Company’s independent registered accounting firm for the fiscal year 2013, approved the increase of an additional 3,000,000 shares of common stock available for issuance under the Company’s 2006 Equity Incentive Plan, and approved the advisory proposal on executive compensation.

For more information about the foregoing proposals, see the Company’s definitive proxy statement on Schedule 14A filed with the United States Securities and Exchange Commission on April 1, 2013 (the “Proxy Statement”).   Of the 39,561,102 shares of the Company’s common stock entitled to vote at the Annual Meeting, 37,465,047 shares, or approximately 94.7%, were represented at the meeting in person or by proxy, constituting a quorum.  The number of votes cast for, against or withheld, as well as abstentions and broker non-votes, if applicable, in respect of each such proposal is set forth below:

Proposal 1. Election of Directors:

Director Charlie Hoffman:

Votes For:	34,731,620
Votes Withheld:	700,551
Broker Non-Votes:	2,035,876

Director James McCormick:

Votes For:	34,738,767
Votes Withheld:	690,404
Broker Non-Votes:	2,035,876

Director Donnie Moore:

Votes For:	35,185,672
Votes Withheld:	243,499
Broker Non-Votes:	2,035,876

Proposal 2. Ratification of Appointment of Ernst & Young LLP:

Votes For:	36,872,914
Votes Against:	505,976
Votes Abstaining:	86,157
Broker Non-Votes:	0

Proposal 3. Proposal for an additional 3,000,000 shares of common stock available for issuance under the Company’s 2006 Equity Incentive Plan:

Votes For:	25,239,046
Votes Against:	9,687,845
Votes Abstaining:	502,280
Broker Non-Votes:	2,035,876

Proposal 4. Advisory Vote on Executive Compensation:

Votes For:	27,425,616
Votes Against:	7,874,049
Votes Abstaining:	129,506
Broker Non-Votes:	2,035,876

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYNCHRONOSS TECHNOLOGIES, INC.

May 15, 2013	By:	/s/ STEPHEN G. WALDIS

		Name:	STEPHEN G. WALDIS
		Title:	Chief Executive Officer